UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 4

TO

REGISTRATION STATEMENT ON FORM S-4

ON

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

46-3235589
(I.R.S. Employer Identification No.)

330 West William Street Corning, New York 14830 (607) 936-3755
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Mike I. German

President and Chief Executive Officer

Corning Natural Gas Holding Corporation

330 West William Street

Corning, New York 14830

(607) 936-3755

With a copy to:

Christopher J. Hubbert

Kohrman Jackson & Krantz LLP

1375 East 9th Street, 29th Floor

Cleveland, Ohio 44114

(Name, address, including zip code, and telephone number, including area code of agent for service)

As soon as practicable after this Post-Effective Amendment No.4 becomes effective.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐

Non-accelerated filer ☐ Smaller reporting company ☒Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

On July 30, 2020, Corning Natural Gas Holding Corporation (the “Company”) filed with the Securities and Exchange Commission Post-Effective Amendment No. 3 on Form S-3 (No. 333-240186) to reflect amendments to the Company’s dividend reinvestment plan and containing an updated prospectus relating to the offer and sale of the shares of common stock issuable pursuant to the plan (“Amendment No. 3”). Due to a clerical error by the Company, the consent of the Company’s independent registered accounting firm, Freed Maxick CPAs, P.C., filed as Exhibit 23.1 to Amendment No. 3 was dated July 29, 2020 instead of July 30, 2020, the date Amendment No. 3 was filed. This Post-Effective Amendment No. 4 on Form S-3 (“Amendment No. 4”) is being filed by the Company for the purpose of correcting the date of the consent of Freed Maxick CPAs, P.C., which is filed with this Amendment No. 4 as Exhibit 23.1. This Amendment No. 4 does not reflect any subsequent events occurring after the original filing date of Amendment No. 3 and does not modify or update in any way disclosures made in Amendment No. 3 except to furnish the corrected independent registered accounting firm’s consent. No additional securities are being registered under this Post-Effective Amendment No. 3. All filing fees payable in connection with the registration of the shares of common stock covered hereby were previously paid.

PART II

Item 16. Exhibits.

The exhibits filed as part of this Registration Statement are listed below:

Exhibit No.	Description	Location
23.1	Consent of Freed Maxick CPAs, P.C.	Filed herewith
24.1	Powers of Attorney	Contained on signature page of Registration Statement on Form S-4 (No. 333-190348) filed by Corning Natural Gas Holding Corporation on August 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on July 31, 2020.

Corning Natural Gas Holding Corporation

By: /S/ Michael I. German

Michael I. German, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Michael I. German Michael I. German	President and Chief Executive Officer (Principal Executive Officer)	July 31, 2020
/s/ Charles Lenns Charles Lenns	Charles Lenns, Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2020
*Henry B. Cook, Jr.	Chairman of the Board and Director	July 31, 2020
*Ted W. Gibson	Director	July 31, 2020
*Joseph P. Mirabito	Director	July 31, 2020
*William Mirabito	Director	July 31, 2020
*George J. Welch	Director	July 31, 2020
*John B. Williamson III	Director	July 31, 2020

*By: /S/ Michael I. German

Michael I. German

Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description	Location
23.1	Consent of Freed Maxick CPAs, P.C.	Filed herewith
24.1	Powers of Attorney	Contained on signature page of Registration Statement on Form S-4 (No. 333-190348) filed by Corning Natural Gas Holding Corporation on August 1, 2013